Consent of Independent Auditors




The Board of Trustees and Shareholders
American Century Target Maturities Trust:

     We consent to the inclusion in American Century Target Maturities Trust's Post-Effective Amendment No. 26 to the Registration Statement No. 2-94608 on Form N-1A under the Securities Act of 1933 and Amendment No. 28 to the Registration Statement No. 811-4165 filed on Form N-1A under the Investment Company Act of 1940 of our reports dated November 1, 1996 on the financial statements and financial highlights of the American Century-Benham Target Maturities Trust: 2000, American Century-Benham Target Maturities Trust: 2005, American Century-Benham Target Maturities Trust: 2010, American Century-Benham Target Maturities Trust: 2015, American Century-Benham Target Maturities Trust:
2020, and American Century-Benham Target Maturities Trust: 2025 for the periods indicated therein, which reports have been incorporated by reference into the Statement of Additional Information of American Century Target Maturities Trust. We also consent to the reference to our firm under the heading "Financial Highlights" in the Prospectus and under the heading "About the Trust" in the Statement of Additional Information which is incorporated by reference into the Prospectus.


/s/KPMG Peat Marwick LLP

Kansas City, Missouri
December 27, 1996